Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O’Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release

PrivateBancorp Stockholders Approve All Proposals

CHICAGO, May 21, 2015 - PrivateBancorp, Inc. (NASDAQ: PVTB) today announced that its stockholders have approved all proposals at the 2015 annual meeting.

PrivateBancorp stockholders approved the following proposals:

•
The election of Board members Norman R. Bobins, Michelle L. Collins, James M. Guyette, Ralph B. Mandell, Cheryl Mayberry McKissack, James B. Nicholson, Edward W. Rabin, Larry D. Richman, William R. Rybak, and Alejandro Silva for one-year terms;

•	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	A non-binding advisory vote to approve 2014 executive compensation.

“We have grown to over $16 billion in assets through a client-focused organic growth strategy,” said Larry D. Richman, President and Chief Executive Officer of PrivateBancorp, Inc. “We believe our differentiated business model has positioned us to drive strong and steady earnings power, as evidenced by our substantial earnings growth over the past five years, including a 24 percent year-over-year increase in earnings per share in 2014. We remain focused on leveraging the momentum that we have worked hard to build in all aspects of our relationship-based business - commercial banking, private wealth and community banking businesses.”
Of the approximately 78.5 million shares eligible to vote as of March 27, 2015, the record date, approximately 74.1 million votes, or approximately 94.4 percent of the total shares outstanding, were represented at the meeting.

About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiary The PrivateBank, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of March 31, 2015, the Company had 34 offices in 11 states and $16.4 billion in assets. Our website is www.theprivatebank.com.

Forward-Looking Statements
Statements contained in this report that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include:

•	continued uncertainty regarding U.S. and global economic outlook that may impact market conditions or prolong weakness in demand for certain banking products and services;

•	unanticipated developments in pending or prospective loan transactions or greater than expected paydowns or payoffs of existing loans;

•	unanticipated changes in interest rates;

•	competitive pressures in the financial services industry that may affect the pricing of the Company’s loan and deposit products as well as its services;

•
unforeseen credit quality problems or changing economic conditions that could result in charge-offs greater than we have anticipated in our allowance for loan losses or changes in value of our investments;

•	lack of sufficient or cost-effective sources of liquidity or funding as and when needed;

•	loss of key personnel or an inability to recruit and retain appropriate talent;

•	potential impact of adapting to the new capital standards and capital stress testing requirements;

•
greater-than-anticipated costs to support the growth of our business, including investments in technology, process improvements or other infrastructure enhancements, or greater-than-anticipated compliance costs or regulatory burdens; or

•
failures or disruptions to, or compromises of, our data processing or other information or operational systems, including the potential impact of disruptions or security breaches at our third party service providers.

These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Readers should also consider the risks, assumptions and uncertainties set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2014 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as well as those set forth in our subsequent periodic and current reports filed with the SEC. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.